UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2013

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carrera 49 No. 51-11 Suite 402, Copacabana, Antioquia Colombia	__________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +57 (4) 461-6154

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Extension of Promissory Notes

On April 23, 2013, First Colombia Gold Corp. (“The Company”) the Company and Asher Enterprises, Inc. (“Asher”) agreed to amend the already issued and outstanding convertible notes held by Asher to change the conversion rights as follows:

“ The Holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price…”

Convertible Promissory Note

In connection with the Transaction, the Company issued Asher the Note. Interest on the Note accrues at a rate of 8% annually and is to be paid with principal in full on the maturity date of January 2, 2014.  The principal amount of the Note together with interest may be converted into shares of the Company's restricted at the option of the Asher at a conversion price equal to forty-five percent (45%) of the Market Price of the Company’s common stock during the 10 trading days prior to the conversion notice.

The Note contains a “blocker” provision limiting the number of shares of common stock into which the Note is convertible to 4.99% of the outstanding shares of the Company’s common stock. However, the blocker provision in the Note may be waived by Asher upon 61-days’ prior notice.

The Company has a right of prepayment of the Note anytime from the date of the Note until one hundred eighty (180) days thereafter, subject to a prepayment penalty in the amount of 140% to 150% of the outstanding principal and interest of the Note based on the date of prepayment.

The Note provides for customary events of default such as failing to timely make payment under the Note when due.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Form of Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Amendment No. 1, dated April 23, 2013

10.2	Amendment No. 2, dated April 23, 2013

10.3	Amendment No. 3, dated April 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2013

First Colombia Gold Corp.

By:	/s/ Piero Sutti-Keyser
Name:	Piero Sutti-Keyser
Title:	Chief Executive Officer